Exhibit 10.1

SIXTH AMENDMENT OF LEASE

THIS SIXTH AMENDMENT OF LEASE (this “Sixth Amendment”) is made as of March 29, 2024, by and between ARE-MA REGION NO. 110, LLC, a Delaware limited liability company (“Landlord”), and MORPHIC THERAPEUTIC, INC., a Delaware corporation (“Tenant”), formerly known as Morphic Rock Therapeutic, Inc.

RECITALS

A. Landlord (as successor-in-interest to Astrazeneca Pharmaceuticals LP) and Tenant are now parties to that certain Lease dated as of August 5, 2015, as amended by that certain First Amendment of Lease dated as of November 8, 2016, as further amended by that certain Second Amendment of Lease dated as of June 1, 2017, as further amended by that certain Third Amendment of Lease dated as of April 20, 2018, as further amended by that certain Fourth Amendment of Lease dated as of February 14, 2020, and as further amended by that certain Fifth Amendment of Lease dated as of August 17, 2021 (the “Fifth Amendment”)(as amended, the “Existing Lease”) whereby Tenant leases certain space in the buildings and facilities commonly known as 35 Gatehouse Drive, Waltham, Massachusetts, which leased space currently consists of approximately 11,166 square feet of rentable space located on Level 2 of Building A (the “A2 Premises”), 12,147 square feet of rentable office space located on Level 2 of Building D (the “D2 Premises”) and 9,092 square feet of rentable laboratory space located on Level 3 of Building C (the “C3 Premises”, and together with the A2 Premises and the D2 Premises, the “Premises”), all as more particularly set forth in the Existing Lease.

B. The Lease Term of the Existing Lease is scheduled to expire on May 31, 2025.

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Existing Lease to extend the Lease Term through December 31, 2025 (the “Sixth Amendment Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Extension of Lease Term. The Lease Term is hereby extended through the Sixth Amendment Expiration Date. Tenant’s occupancy of the Premises through the Sixth Amendment Expiration Date shall be on an “as-is” basis, and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises. Tenant shall have no further right to extend the Lease Term.

2.Base Rent. Tenant shall continue to pay Base Rent as provided in the Fifth Amendment through May 31, 2025. Commencing on June 1, 2025, Tenant shall commence paying Base Rent:

a.for the A2 Premises and the C3 Premises in the amount of $62.50 per rentable square foot per year; and

a.for the D2 Premises in the amount of $35.00 per rentable square foot per year.

3.Security Deposit. Landlord holds a Security Deposit in the amount of $560,393.33 in the form of a Letter of Credit. Prior to the date of this Sixth Amendment, Tenant delivered to Landlord an amendment to the Letter of Credit extending the expiration date of the Letter of Credit until March 31, 2026.

4.Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Sixth Amendment and that no Broker, other than CBRE, brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all commissions due to CBRE arising out of the execution of this Sixth Amendment in accordance with the terms of a separate written agreement between Landlord and Broker.

5.OFAC. Tenant is currently (a) in compliance with and shall at all times during the term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

6.Miscellaneous.

a. This Sixth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Sixth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Sixth Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. This Sixth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Sixth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d. Except as amended and/or modified by this Sixth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Sixth Amendment. Each of the parties hereto represents and warrants to the other that the person executing this Sixth Amendment on behalf of such party has the full right, power and authority to enter into and execute this Sixth Amendment on such party’s behalf and that no consent from any other person or entity is necessary as a condition precedent to the legal effect of this Sixth Amendment. In the event of any conflict between the provisions of this Sixth Amendment and the provisions of the Lease, the provisions of this Sixth Amendment shall prevail. Whether or not specifically amended by this Sixth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Sixth Amendment.

e. Tenant acknowledges that Landlord’s business operations are proprietary to Landlord. Absent prior written consent from Landlord, Tenant shall hold confidential and will not disclose to third parties, and shall require Tenant’s Invitees to hold confidential and not disclose to third parties, information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord. Tenant shall notify Landlord immediately if Tenant becomes aware of any third party contacting Tenant or any Tenant’s Invitees requesting information regarding Landlord’s business operations.

f. Each signatory of this Sixth Amendment represents hereby that he or she has the authority to execute and deliver this Sixth Amendment on behalf of the party hereto for which such signatory is acting.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the day and year first above written.

TENANT:

MORPHIC THERAPEUTIC, INC.

/s/ Robert Farrell
By: Robert E. Farrell Jr. CPA
Title: SVP Finance & Operations & Chief Accounting Officer

LANDLORD:

ARE-MA REGION NO. 110, LLC,
a Delaware limited liability company

/s/ ARE-QRS CORP.,
a Maryland corporation
general partner

By: Scott Sherwood
Title: VP - Real Estate Legal Affairs

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